        Allied Healthcare International Inc. Reports Fiscal 2006 Fourth
                          Quarter and Year-End Results

     NEW YORK--Dec. 14, 2006--Allied Healthcare International Inc. (Nasdaq:
AHCI; AIM: AHI):

                   Fourth Quarter            Twelve Months
Revenue            $74.5                     $294.6
Gross Profit       $22.2*                    $89.6*
Gross Margin %     29.8%*                    30.4%*
Adjusted EPS       $0.01*                    $0.17*
EPS                (2.92)                    (2.75)

    *Results exclude exceptional charges related to impairment charges for goodwill and long-lived assets.

     --   4Q 2006 diluted earnings per share excluding impairment charges of
          $0.01, versus $0.13, before charges, in 4Q 2005

     --   FY 2006 diluted earnings per share excluding impairment charges of
          $0.17, versus $0.45, before charges, in 2005

     --   Impairment charges in 4Q 2006 and FY 2006 total $131.4 million after tax

     --   FY 2006 gross margins improved year over year to 30.4% from 29.5%

     Allied Healthcare International Inc. (Nasdaq: AHCI; AIM: AHI), a leading provider of flexible healthcare staffing services in the United Kingdom, has announced the financial results of its fiscal 2006 fourth quarter and year-end.

     For the fiscal year ended September 30, 2006, the Company generated revenues of $294.6 million, compared with $351.2 million reported in 2005. The
$56.6 million decline was mainly due to a reduction in NHS business, which was again driven by a decrease in expenditures and the NHS's downward price pressure on the cost of agency nurses. Revenues were also impacted by the unfavorable effect of changes in foreign exchange of $8.0 million. Net income for the year, before impairment charges, totaled $7.7 million, or $0.17 per diluted share, compared with net income, before charges, of $20.2 million, or $0.45 per diluted share for the comparable period last year. With the addition of impairment charges, which reduced 2006 results by $131.4 million, or $2.92 per diluted share, the Company reported a net loss of $123.8 million, or $2.75 per diluted share, compared with earnings after charges in 2005 of $18.7 million, or $0.41 per diluted share.

     The Company's 2006 fourth quarter and year-end results were negatively impacted by a total of $131.4 million of impairment charges, net of taxes, resulting from charges for goodwill and long-lived assets of $120.1 million and
$11.3 million, respectively, which were determined after the company completed its annual impairment testing in the fourth quarter. The long-lived asset impairment charge represents $4.3 million for cylinders, redundant plant and software related to the transfer of the Company's historical oxygen distribution business, $6.3 million associated with the decision to discontinue the implementation of the Oracle front-office operating system, and $0.7 million related to impairment of other intangibles.

     Gross profit margins for the year, as adjusted, remained strong and increased to 30.4%, compared with 29.5% reported in 2005. The increase in gross margin resulted from the Company's continued emphasis on its higher-margin,
Social= Services business, and a decreased emphasis on its lower-margin, NHS business. The Company's reported gross profit mix for the year, as adjusted, is as follows: 65% Social Services, 16% Nursing homes, 14% NHS, and 5% Oxygen.

     For the fourth quarter ended September 30, 2006, the Company generated revenue of $74.5 million, compared with $84.3 million reported for the comparable quarter last year. Net income for the quarter, before impairment charges, reached $0.3 million, or $0.01 per diluted share, compared with net income before charges of $5.7 million, or $0.13 per diluted share for the comparable period in 2005. Net loss in the fourth quarter, after impairment charges, was $131.1 million, or $2.92 per diluted share, compared with net income after charges of $4.2 million, or $0.09 per diluted share for the fourth quarter of 2005.

     Gross profit margins for the fourth quarter, as adjusted, remained strong at 29.8%, absorbing the full impact of the lower respiratory margins, compared to 30.9% reported for the comparable quarter last year. The strong gross margin resulted from the Company's continued emphasis on its higher-margin, Social
Services business, and a decreased emphasis on its lower-margin, NHS business.
The Company's reported gross profit mix for the fourth quarter, as adjusted, is as follows: 69% Social Services, 15% Nursing Homes, 11% NHS, and 5% Oxygen.

     The Company reported selling, general and administration (SG&A) costs for the year of $75.6 million, compared with $74.0 million last year. The increase was a result of significant investments in its Allied Respiratory division where patient numbers more than doubled from that which was originally anticipated, and the Company is now servicing over 12,500 individuals. As a result, the
Company had a disproportionate increase in SG&A expenses of $3.6 million, and anticipates costs relative to the oxygen business to significantly decrease going forward. Additional costs were also related to increased levels of IT depreciation and maintenance costs of $2.7 million, and stock based compensation costs of $0.7 million. These costs were partially offset by savings in the
Company's flexible staffing division of $3.6 million, and the effects of foreign exchange.

     The Company reported selling, general and administration (SG&A) costs for the fourth quarter of $20.7 million, compared with $20.4 million last year.
Similarly, the increase was a result of costs associated with the investment in the respiratory business, and an increased level of IT depreciation and maintenance costs associated with the implementation of the Oracle accounting and payroll systems.

     The Company will maintain its emphasis on growing the Social Services business and is poised to continue to deliver services at home.

     "The positive results in our core social services business were obscured by the contraction in the nursing market and the investment in the Oxygen business," said Timothy Aitken, Chairman and Chief Executive Officer. "Despite
these challenges, the Company successfully transitioned the flexible staffing business to homecare services and the emerging complex care market, which is the foundation for our future growth."

     Mr. Aitken concluded: "During 2006, management focused on improving the operating structure of the Company, rationalizing the branch network and reducing costs relative to the NHS business. In 2007, the Company is poised to leverage our branch network to deliver Community Care in partnership with Local
Government and achieve improved operating results."

     Allied Healthcare invites all those interested in hearing management's discussion of the results to join the call by dialing 877-407-9205 for domestic participants and 201-689-8054 for international participants at 10:00 AM EST on
Thursday, December 14, 2006. A replay will be available for one week following the call by dialing 877-660-6853 for domestic participants and 201-612-7415 for international participants, and entering account number 286 and conference ID number 223788 when prompted. Participants may also access a live Webcast of the conference call

through the "Investors" section of Allied Healthcare's Website,
www.alliedhealthcare.com. The presentation will be available and archived for 90 days.

     In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for charges that are unusual.
Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

     ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.

     Allied Healthcare International Inc. (http://www.alliedhealthcare.comis a leading provider of flexible healthcare staffing services in the United Kingdom.
Allied operates a community-based network of approximately 100 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the
U.K. population. Allied meets the needs of Private Patients, Community Care,
Nursing Homes and Hospitals. The Company also supplies medical-grade oxygen in the form of cylinders and concentrators to patients in the U.K.

     FORWARD-LOOKING STATEMENTS

     Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied;
our ability to meet the performance criteria of our respiratory therapy contract; the general level of patient occupancy at hospital and healthcare facilities of Allied's customers; dependence on the proper functioning of
Allied's information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against
Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; the ability to use net operating loss carry forwards to offset net income; the effect of the fluctuations in foreign currency exchange rates may have on our dollar denominated results of operations; and the impairment of goodwill, of which
Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                              Three Months Ended       Year Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2006      2005      2006       2005
                              ---------- -------- ---------- ---------
Total revenues                $  74,484  $84,328  $ 294,607  $351,189
                              ---------- -------- ---------- ---------

Gross profit                     16,241   26,046     83,679   103,671

Selling, general and
 administrative expenses         20,660   20,439     75,552    73,948
Impairment of goodwill          121,901        -    121,901         -
Impairment of long lived
 assets                          10,295        -     10,295         -
                              ---------- -------- ---------- ---------

    Operating (loss) income    (136,615)   5,607   (124,069)   29,723

Interest and other expense,
 net                              1,285      914      4,106     4,164

Foreign exchange (income) loss      (11)      19        (73)       98
                              ---------- -------- ---------- ---------

    (Loss) income before
     income taxes              (137,889)   4,674   (128,102)   25,461

(Benefit from) provision for
 income taxes                    (6,793)     474     (4,331)    6,725
                              ---------- -------- ---------- ---------

    Net (loss) income         $(131,096) $ 4,200  $(123,771) $ 18,736
                              ========== ======== ========== =========

Basic (loss) income per share
 of common stock              $   (2.92) $  0.09  $   (2.75) $   0.42
                               =========  =======  =========  ========

Diluted (loss) income per
 share of common stock        $   (2.92) $  0.09  $   (2.75) $   0.41
                               =========  =======  =========  ========

Weighted average number of
 common shares outstanding:
    Basic                        44,957   44,848     44,930    44,684
                              ========== ======== ========== =========
    Diluted                      44,957   45,236     44,930    45,169
                              ========== ======== ========== =========

Reconciliation of Reported Net
 (Loss) Income to Adjusted Net
 Income:
                              Three Months Ended       Year Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2006      2005      2006       2005
                              ---------- -------- ---------- ---------
Reported net income (loss)    $(131,096) $ 4,200  $(123,771) $ 18,736
Impairment of goodwill          120,063        -    120,063         -
Impairment of long-lived
 assets (COGS & SG&A)            11,358        -     11,358         -
Rebranding and new corporate
 logo                                 -      712          -       712
Reorganization of subsidiaries        -      751          -       751
                               ---------  -------  ---------  --------
Adjusted net income available
 to common shareholders       $     325  $ 5,663  $   7,650  $ 20,199
                               =========  =======  =========  ========

Reconciliation of Reported Net
 (Loss) Income Per Diluted
 Share to Adjusted Net Income
 Per Diluted Share:
                              Three Months Ended       Year Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2006      2005      2006       2005
                              ---------- -------- ---------- ---------
Reported net (loss) income per
 diluted share                $   (2.92) $  0.09  $   (2.75) $   0.41
Add back per-share effect:
Impairment of goodwill             2.68        -       2.67         -
Impairment of long-lived
 assets (COGS & SG&A)              0.25        -       0.25         -
Rebranding and new corporate
 logo                                 -     0.02          -      0.02
Reorganization of subsidiaries        -     0.02          -      0.02
                               ---------  -------  ---------  --------
Adjusted net income per
 diluted share                $    0.01  $  0.13  $    0.17  $   0.45
                               =========  =======  =========  ========

    CONTACT: Allied Healthcare International Inc.
             David Moffatt, Chief Financial Officer
             London: 20 7838 9922
             davidmoffatt@alliedhealthcare.com
             or
             Investors:
             The Investor Relations Group
             Adam Holdsworth/Kevin Murphy
             212-825-3210
             aholdsworth@investorrelationsgroup.com